Accenture Reports Fourth-Quarter and Full-Year Fiscal 2026 Results

Accenture delivers fourth-quarter revenue above the high end of the company’s guided range, with broad-based growth across all geographic markets, industry groups and types of work, and strong EPS, free cash flow and profitability growth

NEW YORK; October 1, 2026 — Accenture (NYSE: ACN) reported financial results for the fourth quarter and full fiscal year ended August 31, 2026. All comparisons are to the fourth quarter and full fiscal year 2025, unless noted otherwise.

Accenture Chair and CEO Julie Sweet
“We exceeded our fourth-quarter revenue guidance range and capped off another year of broad-based growth across our business, grew adjusted EPS 8%, returned a record $11.5 billion to shareholders and reached a new high of 141 quarterly client bookings of $100 million or more. These results reflect the continued trust our clients place in us to help them reinvent and create value, the high level of innovation we bring every day and the extraordinary commitment of our Reinventors to our clients’ success.”

Fourth Quarter and Full Year Fiscal 2026 Key Metrics

•New bookings of $22.2 billion, an increase of 4% in U.S. dollars and 5% in local currency for the quarter, and $84.5 billion for the year
•Revenues of $18.7 billion for the quarter, an increase of 6% in U.S. dollars and 7% in local currency; and $74.2 billion for the year, an increase of $4.5 billion or 6% in U.S. dollars and 5% in local currency
•Fourth quarter GAAP operating margin of 15.3%, an increase of 370 basis points, and an increase of 20 basis points over adjusted[1] operating margin in the fourth quarter of fiscal 2025
•Full year GAAP operating margin of 15.4%, an increase of 70 basis points; adjusted operating margin of 15.8%, an increase of 20 basis points
•Fourth quarter GAAP diluted EPS of $3.29, a 46% increase, and a 9% increase over adjusted EPS in the fourth quarter of fiscal 2025
•Full year GAAP diluted EPS of $13.56, a 12% increase; adjusted EPS of $13.97, an 8% increase
•Free cash flow of $2.8 billion for the quarter and $11.6 billion for the year
•Total cash returned to shareholders of $11.5 billion for the year, an increase of 38%, reflecting $7.5 billion in repurchases or redemptions, including $2 billion in additional share repurchases in the fourth quarter

Fiscal Year 2027 Business Outlook Highlights

•Company expects full-year revenue growth of 3% to 6% in local currency
•Expects full-year GAAP diluted EPS of $14.39 to $14.81, a 6% to 9% increase, and a 3% to 6% increase over adjusted EPS
•Company expects to return at least $9.5 billion in cash to shareholders in fiscal year 2027

1Adjusted financial measures presented in this release are non-GAAP financial measures that exclude business optimization costs recorded during the first quarter of fiscal 2026 and the fourth quarter of fiscal 2025, as further described in this release.

Q4 FY26 Financial Review

Q4 New Bookings

New bookings for the fourth quarter of fiscal 2026 were $22.17 billion, an increase of 4% in U.S. dollars and 5% in local currency over the fourth quarter of fiscal 2025, with a book-to-bill of 1.2.
•Consulting new bookings were $9.40 billion, with a book-to-bill of 1.0.
•Managed Services new bookings were $12.77 billion, with a book-to-bill of 1.4.

Q4 Revenues

Revenues for the fourth quarter of fiscal 2026 were $18.68 billion, an increase of 6% in U.S. dollars and 7% in local currency, and were above the company’s guided range of $17.75 billion to $18.40 billion, or 1% to 5% growth in local currency. Revenues reflect a foreign-exchange impact of approximately negative 0.8%, compared to the approximately negative 0.5% assumption provided in the company’s third-quarter earnings release.

Q4 Revenues by Type of Work

	Revenues (in billions)	Increase from Q4 FY25
		U.S. Dollars	Local Currency
Consulting	$9.28	6%	7%
Managed Services	$9.40	7%	7%
Total	$18.68	6%	7%

Q4 Revenues by Geographic Market

	Revenues (in billions)	Increase from Q4 FY25
		U.S. Dollars	Local Currency
Americas	$9.43	7%	7%
EMEA	$6.58	6%	7%
Asia Pacific	$2.67	3%	7%
Total	$18.68	6%	7%

Q4 Revenues by Industry Group

	Revenues (in billions)	Increase from Q4 FY25
		U.S. Dollars	Local Currency
Communications, Media & Technology	$3.26	10%	11%
Financial Services	$3.47	5%	6%
Health & Public Service	$3.86	8%	9%
Products	$5.56	3%	4%
Resources	$2.52	6%	6%
Total	$18.68	6%	7%
Amounts in tables may not total due to rounding.

Q4 FY26 Financial Review

Q4 Operating Margin and Operating Income

•GAAP operating margin (operating income as a percentage of revenues) for the quarter was 15.3%, compared with GAAP operating margin of 11.6%, and adjusted operating margin of 15.1% for the fourth quarter of fiscal 2025.
•GAAP operating income for the quarter increased 40% to $2.86 billion compared with GAAP operating income of $2.05 billion, and adjusted operating income of $2.67 billion for the fourth quarter of fiscal 2025.

Gross margin (gross profit as a percentage of revenues) for the quarter was 32.0%, compared with 31.9% for the fourth quarter of fiscal 2025. Selling, general and administrative (SG&A) expenses for the quarter were $3.12 billion, or 16.7% of revenues, compared with $2.95 billion, or 16.7% of revenues, for the fourth quarter of fiscal 2025.
The company’s GAAP effective tax rate for the quarter was 27.3%, compared with 30.1% for the fourth quarter of fiscal 2025. The adjusted effective tax rate was 27.9% for the fourth quarter of fiscal 2025.
GAAP net income for the quarter was $2.03 billion, compared with $1.45 billion for the fourth quarter of fiscal 2025. Adjusted net income was $1.94 billion for the fourth quarter of fiscal 2025.

Q4 Earnings Per Share

•GAAP diluted EPS for the quarter were $3.29, a 46% increase over $2.25 for the fourth quarter of fiscal 2025.
•GAAP diluted EPS increased 9% over adjusted EPS of $3.03 for the fourth quarter of fiscal 2025, which excludes a $0.78 decrease for business optimization costs.

Q4 Year over Year Increase in Earnings Per Share

Fourth Quarter Fiscal 2025 Adjusted EPS	$3.03
Higher revenue and operating results	$0.22
Lower share count	$0.13
Lower effective tax rate	$0.03
Higher net income attributable to noncontrolling interests	$(0.01)
Lower non-operating income	$(0.11)
Fourth Quarter Fiscal 2026 GAAP EPS	$3.29

Q4 FY26 Financial Review

Q4 Cash Flow

	Fourth Quarter Fiscal 2026 (in billions)	Fourth Quarter Fiscal 2025 (in billions)
Operating Cash Flow	$3.10	$3.91
Less: Property & Equipment Additions	$(0.25)	$(0.11)
Free Cash Flow	$2.85	$3.81
Amounts in table may not total due to rounding.
Days services outstanding, or DSOs, were 50 days at August 31, 2026, compared with 47 days at August 31, 2025.
Accenture’s total cash balance at August 31, 2026 was $12.8 billion, compared with $11.5 billion at August 31, 2025.

Full Year Fiscal 2026 Financial Review

Fiscal 2026 New Bookings

New bookings for fiscal 2026 were $84.54 billion, an increase of 5% in U.S. dollars and 3% in local currency compared with fiscal 2025, with a book-to-bill of 1.1.
•Consulting new bookings were $40.86 billion, with a book-to-bill of 1.1.
•Managed Services new bookings were $43.67 billion, with a book-to-bill of 1.2.

Fiscal 2026 Revenues

Revenues for fiscal 2026 were $74.18 billion, an increase of 6% in U.S. dollars and 5% in local currency, and were above the company’s guided range of 3% to 4% growth in local currency. Revenues reflect a foreign-exchange impact of approximately positive 2%, consistent with the assumption provided in the company’s third-quarter earnings release.

Fiscal 2026 Revenues by Type of Work

	Revenues (in billions)	Increase from FY25
		U.S. Dollars	Local Currency
Consulting	$36.88	5%	3%
Managed Services	$37.30	8%	6%
Total	$74.18	6%	5%

Full Year Fiscal 2026 Financial Review

Fiscal 2026 Revenues by Geographic Market

	Revenues (in billions)	Increase from FY25
		U.S. Dollars	Local Currency
Americas	$36.55	4%	4%
EMEA	$26.96	9%	4%
Asia Pacific	$10.68	7%	8%
Total	$74.18	6%	5%
Amounts in table may not total due to rounding.

Fiscal 2026 Revenues by Industry Group

	Revenues (in billions)	Increase from FY25
		U.S. Dollars	Local Currency
Communications, Media & Technology	$12.67	11%	10%
Financial Services	$13.96	9%	7%
Health & Public Service	$15.17	3%	2%
Products	$22.45	6%	4%
Resources	$9.93	5%	3%
Total	$74.18	6%	5%

Fiscal 2026 Operating Margin and Operating Income

•GAAP operating margin (operating income as a percentage of revenues) for fiscal 2026 was 15.4%, compared to GAAP operating margin of 14.7%, and adjusted operating margin was 15.8%, compared with adjusted operating margin of 15.6% for fiscal 2025.
•GAAP operating income for fiscal 2026 increased 12% to $11.41 billion compared with GAAP operating income of $10.23 billion, and adjusted operating income increased 8% to $11.71 billion compared with adjusted operating income of $10.84 billion for fiscal 2025.

Gross margin (gross profit as a percentage of revenues) for fiscal 2026 was 32.0% compared with 31.9% for fiscal 2025. Selling, general and administrative (SG&A) expenses for fiscal 2026 were $12.06 billion or 16.3% of revenues, compared with $11.39 billion, or 16.4% of revenues, for fiscal 2025.
The company’s GAAP annual effective tax rate for fiscal 2026 was 25.1%, compared with 23.7% in fiscal 2025. The adjusted effective tax rate for fiscal 2026 was 24.9%, compared with 23.6% in fiscal 2025.
GAAP net income for fiscal 2026 was $8.52 billion, compared with $7.83 billion in fiscal 2025. Adjusted net income for fiscal 2026 was $8.77 billion, compared with $8.32 billion in fiscal 2025.

Full Year Fiscal 2026 Financial Review

Fiscal 2026 Earnings Per Share

•GAAP diluted EPS for fiscal 2026 were $13.56, a 12% increase over $12.15 for fiscal 2025.
•Adjusted EPS for fiscal 2026 were $13.97, an increase of 8% over adjusted EPS of $12.93 for fiscal 2025, which excludes $0.41 and $0.78 for business optimization costs in fiscal 2026 and fiscal 2025, respectively.

Fiscal 2026 Year over Year Increase in Adjusted Earnings Per Share

Fiscal 2025 Adjusted EPS	$12.93
Higher revenue and operating results	$1.05
Lower share count	$0.33
Lower non-operating income	$(0.10)
Higher effective tax rate	$(0.24)
Fiscal 2026 Adjusted EPS	$13.97

Fiscal 2026 Cash Flow

	Fiscal 2026 (in billions)	Fiscal 2025 (in billions)
Operating Cash Flow	$12.36	$11.47
Less: Property & Equipment Additions	$(0.74)	$(0.60)
Free Cash Flow	$11.62	$10.87

Cash Return to Shareholders
Accenture continues to return significant cash to shareholders through cash dividends and share repurchases. In fiscal 2026, the company returned $11.5 billion to shareholders, including $7.5 billion in share repurchases and $4.0 billion in cash dividends.

Dividend

•On August 14, 2026, a quarterly cash dividend of $1.63 per share was paid to shareholders of record at the close of business on July 9, 2026.
◦These cash dividend payments totaled $974 million, bringing dividend payments for the full year to $3.99 billion, compared with $3.70 billion in fiscal 2025.
•Accenture plc has declared another quarterly cash dividend of $1.71 per share for shareholders of record at the close of business on October 13, 2026.
◦This dividend, which is payable on November 13, 2026, represents a 5% increase over the quarterly dividend rate in fiscal 2026.

Share Repurchase Activity

•During the fourth quarter of fiscal 2026, Accenture repurchased or redeemed 17.6 million shares for a total of $2.3 billion, which were primarily repurchased in the open market. Total share repurchases and redemptions for the full fiscal year were 39.9 million shares for a total of $7.5 billion, including 37.5 million shares repurchased in the open market.
•Accenture’s total outstanding authority is approximately $6.9 billion, which includes $6.0 billion in additional share repurchase authority approved by the company’s Board of Directors in September 2026.
•At August 31, 2026, Accenture had approximately 596 million total shares outstanding.

Business Outlook

First Quarter Fiscal 2027 Outlook

Revenues	$18.95B – $19.60B
Revenue Growth (Local Currency)	2% – 6%
Foreign-Exchange Impact on Results	approx. negative 1%

Full Year Fiscal 2027 Outlook
Revenue Growth (Local Currency)	3% – 6%
Foreign-Exchange Impact on Results	flat
Operating Margin	15.9% – 16.1% 50 bps – 70 bps expansion over FY26 GAAP operating margin 10 bps – 30 bps expansion over FY26 adjusted operating margin
Annual Effective Tax Rate	24.5% – 26.5%
Diluted Earnings Per Share	$14.39 – $14.81 6% – 9% increase over FY26 GAAP EPS 3% – 6% increase over FY26 adjusted EPS
Operating Cash Flow	$11.9B – $12.7B
Property & Equipment Additions	$900M
Free Cash Flow	$11.0B – $11.8B
Capital Return	at least $9.5B

Conference Call and Webcast Details
Accenture will host a conference call at 8:00 a.m. EDT today to discuss its fourth quarter and full year fiscal 2026 financial results. To participate in the teleconference, please dial +1 (877) 883-0383 [+1 (412) 317-6061 outside the U.S., Puerto Rico and Canada] and enter access code 353302 approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live via webcast on the Investor Relations section of the Accenture website at accenture.com. A replay will be available on this website following the call.

About Accenture
Accenture helps the world's leading enterprises reinvent by building their digital core and unleashing the power of AI to create value at speed for organizations across industries. Our strategy is to be the reinvention partner of choice for our clients and lead in the safe, widespread adoption of AI, and to be the most client-focused, AI-enabled, great place to work in the world. We bring together the talent of our approximately 814,000 people with proprietary assets and platforms, deep process and industry expertise, and leading ecosystem relationships to deliver end-to-end solutions and measurable outcomes at scale. Through our Reinvention Services, we offer broad expertise across Cybersecurity, Digital Core, Finance, Industry and Enterprise, Song, Supply Chain and Engineering, and Talent, with advanced capabilities in AI and Data, Industry and Process, and Technology. We serve approximately 9,000 clients and generated approximately $74 billion in FY26 revenue.

Non-GAAP Financial Information
This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” “strategy,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. Many of the following risks, uncertainties and other factors identified below may be amplified by conflict in the Middle East, as well as any escalation or expansion of economic disruption or the conflict’s current scope. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s solutions and services including through the adaptation and expansion of its solutions and services in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; risks and uncertainties related to the development and use of AI, including advanced AI, could harm the company’s business, including by reducing demand for our services or if AI investments fail to achieve anticipated benefits, damage our reputation or give rise to legal or regulatory action; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; if Accenture does not successfully manage and develop its relationships with key ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; Accenture’s profitability could materially suffer due to pricing pressure, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; Accenture's debt obligations could adversely affect our business and financial condition; as a result of Accenture’s geographically diverse operations and our strategy to continue to grow in our key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s solutions or services infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K, and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

Cliff Angelo Accenture Media Relations +1 512 732 5659 cliff.angelo@accenture.com	Alexia Quadrani Accenture Investor Relations +1 917 452 8542 alexia.quadrani@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Year Ended
	August 31, 2026	% of Revenues	August 31, 2025	% of Revenues	August 31, 2026	% of Revenues	August 31, 2025	% of Revenues
REVENUES:
Revenues	$18,679,110	100.0%	$17,596,260	100.0%	$74,183,445	100.0%	$69,672,977	100.0%
OPERATING EXPENSES:
Cost of services	12,694,326	68.0%	11,985,326	68.1%	50,407,847	68.0%	47,437,576	68.1%
Sales and marketing	1,808,614	9.7%	1,793,056	10.2%	7,243,476	9.8%	7,043,445	10.1%
General and administrative costs	1,312,753	7.0%	1,152,863	6.6%	4,818,621	6.5%	4,350,968	6.2%
Business optimization costs	—	—%	615,324	3.5%	307,541	0.4%	615,324	0.9%
Total operating expenses	15,815,693		15,546,569		62,777,485		59,447,313
OPERATING INCOME	2,863,417	15.3%	2,049,691	11.6%	11,405,960	15.4%	10,225,664	14.7%
Interest income	103,377		105,197		363,205		336,324
Interest expense	(103,821)		(66,243)		(303,397)		(228,555)
Other income (expense), net	(64,910)		(13,410)		(93,553)		(63,040)
INCOME BEFORE INCOME TAXES	2,798,063	15.0%	2,075,235	11.8%	11,372,215	15.3%	10,270,393	14.7%
Income tax expense	764,358		625,429		2,849,333		2,437,993
NET INCOME	2,033,705	10.9%	1,449,806	8.2%	8,522,882	11.5%	7,832,400	11.2%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(1,907)		(1,326)		(7,907)		(7,240)
Net income attributable to noncontrolling interests – other (1)	(40,531)		(34,517)		(147,919)		(146,727)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$1,991,267	10.7%	$1,413,963	8.0%	$8,367,056	11.3%	$7,678,433	11.0%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$1,991,267		$1,413,963		$8,367,056		$7,678,433
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	1,907		1,326		7,907		7,240
Net income for diluted earnings per share calculation	$1,993,174		$1,415,289		$8,374,963		$7,685,673
WEIGHTED AVERAGE SHARES:
Basic	601,584,911		622,635,814		612,481,327		624,891,649
Diluted	605,283,767		629,418,129		617,498,483		632,435,108
EARNINGS PER SHARE:
Basic	$3.31		$2.27		$13.66		$12.29
Diluted	$3.29		$2.25		$13.56		$12.15
(1)Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase U.S. Dollars	Percent Increase Local Currency
	August 31, 2026	August 31, 2025
GEOGRAPHIC MARKETS
Americas	$9,432,381	$8,804,391	7%	7%
EMEA	6,580,922	6,196,281	6	7
Asia Pacific	2,665,807	2,595,588	3	7
Total Revenues	$18,679,110	$17,596,260	6%	7%
INDUSTRY GROUPS
Communications, Media & Technology	$3,262,419	$2,953,957	10%	11%
Financial Services	3,473,071	3,315,700	5	6
Health & Public Service	3,858,607	3,563,632	8	9
Products	5,563,965	5,376,132	3	4
Resources	2,521,048	2,386,839	6	6
Total Revenues	$18,679,110	$17,596,260	6%	7%
TYPE OF WORK
Consulting	$9,280,614	$8,772,265	6%	7%
Managed Services	9,398,496	8,823,995	7	7
Total Revenues	$18,679,110	$17,596,260	6%	7%

	Year Ended		Percent Increase U.S. Dollars	Percent Increase Local Currency
	August 31, 2026	August 31, 2025
GEOGRAPHIC MARKETS
Americas	$36,546,614	$35,056,715	4%	4%
EMEA	26,958,994	24,643,957	9	4
Asia Pacific	10,677,837	9,972,305	7	8
Total Revenues	$74,183,445	$69,672,977	6%	5%
INDUSTRY GROUPS
Communications, Media & Technology	$12,673,550	$11,453,982	11%	10%
Financial Services	13,959,208	12,773,856	9	7
Health & Public Service	15,170,696	14,762,837	3	2
Products	22,450,767	21,197,397	6	4
Resources	9,929,224	9,484,905	5	3
Total Revenues	$74,183,445	$69,672,977	6%	5%
TYPE OF WORK
Consulting	$36,883,316	$35,106,786	5%	3%
Managed Services	37,300,129	34,566,191	8	6
Total Revenues	$74,183,445	$69,672,977	6%	5%

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2026		August 31, 2025
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Americas	$1,615,811	17%	$987,032	11%	$628,779
EMEA	865,181	13	662,688	11	202,493
Asia Pacific	382,425	14	399,971	15	(17,546)
Total Operating Income	$2,863,417	15.3%	$2,049,691	11.6%	$813,726

	Year Ended
	August 31, 2026		August 31, 2025
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Americas	$6,244,303	17%	$5,324,339	15%	$919,964
EMEA	3,436,425	13	3,090,993	13	345,432
Asia Pacific	1,725,232	16	1,810,332	18	(85,100)
Total Operating Income	$11,405,960	15.4%	$10,225,664	14.7%	$1,180,296

Accenture plc
Reconciliation of Operating Income, as Reported (GAAP) to Operating Income, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	August 31, 2026		August 31, 2025
	As Reported (GAAP)	Operating Margin (GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)
Americas	$1,615,811	17%	$987,032	$420,469	$1,407,501	16%
EMEA	865,181	13	662,688	131,980	794,668	13
Asia Pacific	382,425	14	399,971	62,875	462,846	18
Total Operating Income	$2,863,417	15.3%	$2,049,691	$615,324	$2,665,015	15.1%

	Year Ended
	August 31, 2026				August 31, 2025
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)
Americas	$6,244,303	$66,749	$6,311,052	17%	$5,324,339	$420,469	$5,744,808	16%
EMEA	3,436,425	169,811	3,606,236	13	3,090,993	131,980	3,222,973	13
Asia Pacific	1,725,232	70,981	1,796,213	17	1,810,332	62,875	1,873,207	19
Total Operating Income	$11,405,960	$307,541	$11,713,501	15.8%	$10,225,664	$615,324	$10,840,988	15.6%
(1)Costs recorded in connection with business optimization actions initiated during the fourth quarter of fiscal 2025 and completed during the first quarter of fiscal 2026, primarily for employee severance.

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	August 31, 2026	August 31, 2025
	As Reported (GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)
Operating Income	$2,863,417	$2,049,691	$615,324	$2,665,015
Operating Margin	15.3%	11.6%	3.5%	15.1%

Income before income taxes	2,798,063	2,075,235	615,324	2,690,559
Income tax expense	764,358	625,429	125,913	751,342
Net Income	$2,033,705	$1,449,806	$489,411	$1,939,217
Effective tax rate	27.3%	30.1%	20.5%	27.9%
Diluted earnings per share (2)	$3.29	$2.25	$0.78	$3.03

	Year Ended
	August 31, 2026			August 31, 2025
	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)
Operating Income	$11,405,960	$307,541	$11,713,501	$10,225,664	$615,324	$10,840,988
Operating Margin	15.4%	0.4%	15.8%	14.7%	0.9%	15.6%

Income before income taxes	11,372,215	307,541	11,679,756	10,270,393	615,324	10,885,717
Income tax expense	2,849,333	57,232	2,906,565	2,437,993	125,913	2,563,906
Net Income	$8,522,882	$250,309	$8,773,191	$7,832,400	$489,411	$8,321,811
Effective tax rate	25.1%	18.6%	24.9%	23.7%	20.5%	23.6%
Diluted earnings per share (2)	$13.56	$0.41	$13.97	$12.15	$0.78	$12.93
(1)Costs recorded in connection with business optimization actions initiated during the fourth quarter of fiscal 2025 and completed during the first quarter of fiscal 2026, primarily for employee severance.
(2)The impact of business optimization costs on diluted earnings per share is presented net of related taxes. The income tax effect was negative $0.09 for the fiscal year ended August 31, 2026, and negative $0.20 for the three months and fiscal year ended August 31, 2025. This includes both the current and deferred income tax impact and was calculated by using the relevant tax rate of the country where the costs were recorded.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	August 31, 2026	August 31, 2025
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$12,831,471	$11,478,729
Short-term investments	6,298	5,945
Receivables and contract assets	16,328,015	14,985,073
Other current assets	2,665,356	2,430,942
Total current assets	31,831,140	28,900,689
NON-CURRENT ASSETS:
Contract assets	327,240	180,362
Investments	940,493	721,260
Property and equipment, net	1,721,652	1,566,374
Lease assets	3,005,710	2,740,321
Goodwill	26,819,458	22,536,416
Other non-current assets	8,952,099	8,749,475
Total non-current assets	41,766,652	36,494,208
TOTAL ASSETS	$73,597,792	$65,394,897
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$113,069	$114,484
Accounts payable	3,003,413	2,695,589
Deferred revenues	6,276,844	6,073,170
Accrued payroll and related benefits	9,227,598	8,084,214
Lease liabilities	768,373	729,003
Other accrued liabilities	2,915,077	2,655,637
Total current liabilities	22,304,374	20,352,097
NON-CURRENT LIABILITIES:
Long-term debt	9,998,689	5,034,169
Lease liabilities	2,516,859	2,305,210
Other non-current liabilities	5,520,754	5,462,454
Total non-current liabilities	18,036,302	12,801,833
Redeemable noncontrolling interests	532,762	—
SHAREHOLDERS’ EQUITY:
Total Accenture plc shareholders’ equity	31,567,256	31,195,446
Noncontrolling interest	1,157,098	1,045,521
Total Shareholders' Equity	32,724,354	32,240,967
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$73,597,792	$65,394,897

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Year Ended
	August 31, 2026	August 31, 2025	August 31, 2026	August 31, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,033,705	$1,449,806	$8,522,882	$7,832,400
Depreciation, amortization and other	603,412	758,932	2,355,282	2,441,594
Share-based compensation expense	455,915	439,547	2,100,433	2,093,878
Change in assets and liabilities/other, net	2,367	1,265,862	(615,251)	(893,473)
Net cash provided by (used in) operating activities	3,095,399	3,914,147	12,363,346	11,474,399
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(250,257)	(107,915)	(742,748)	(600,039)
Purchases of businesses and investments, net of cash acquired	(1,936,881)	(681,760)	(4,940,884)	(1,471,255)
Proceeds from the sale of businesses and investments, net of cash transferred	518	14,086	37,172	36,834
Other investing, net	2,237	4,299	9,772	14,810
Net cash provided by (used in) investing activities	(2,184,383)	(771,290)	(5,636,688)	(2,019,650)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	133,248	156,110	1,341,025	1,353,753
Purchases of shares	(2,327,688)	(473,888)	(7,520,965)	(4,619,497)
Proceeds from (repayments of) debt, net	4,979,215	—	4,979,215	4,129,200
Cash dividends paid	(974,468)	(921,725)	(3,987,313)	(3,700,169)
Other financing, net	(34,243)	(35,571)	(126,458)	(111,621)
Net cash provided by (used in) financing activities	1,776,064	(1,275,074)	(5,314,496)	(2,948,334)
Effect of exchange rate changes on cash and cash equivalents	(20,854)	(20,661)	(59,420)	(32,155)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,666,226	1,847,122	1,352,742	6,474,260
CASH AND CASH EQUIVALENTS, beginning of period	10,165,245	9,631,607	11,478,729	5,004,469
CASH AND CASH EQUIVALENTS, end of period	$12,831,471	$11,478,729	$12,831,471	$11,478,729